For Release: November 6, 2025
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2025
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2025 earnings, dated November 6, 2025, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the "Q3 2025 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), the Company's Q3 2025 10-Q Quarterly Report, and this report, and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the Department of Education (the "Department"), risks related to unfavorable contract modifications or interpretations, risks related to consistently meeting service requirements to avoid the assessment of performance penalties, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans;
•loan portfolio risks such as credit risk, prepayment risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets, including investment interests therein, and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the Company's solar tax equity investments and solar construction business, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and risks from the impact of the enactment of the One Big Beautiful Bill that accelerates the expiration and phase out of solar energy credits;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, including recent changes to the regulatory environment in the United States, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income:
Loan interest	$162,717	172,104	190,211	501,260	609,064
Investment interest	43,241	40,185	50,272	124,815	143,086
Total interest income	205,958	212,289	240,483	626,075	752,150
Interest expense on bonds and notes payable and bank deposits	120,708	132,854	168,328	378,677	539,367
Net interest income	85,250	79,435	72,155	247,398	212,783
Less (negative provision) provision for loan losses	(3,563)	17,930	18,111	29,704	32,551
Net interest income after provision for loan losses	88,813	61,505	54,044	217,694	180,232
Other income (expense):
Loan servicing and systems revenue	151,052	120,724	108,175	392,517	344,428
Education technology services and payments revenue	129,321	118,184	118,179	394,836	378,627
Reinsurance premiums earned	23,165	26,112	16,619	73,964	44,250
Solar construction revenue	5,738	1,259	19,321	10,992	42,741
Other, net	35,730	22,976	15,706	82,401	33,807
Loss on sale of loans, net	(2,472)	—	(107)	(1,562)	(1,685)
Gain on partial redemption of ALLO investment	—	175,044	—	175,044	—
Derivative settlements, net	761	744	1,640	2,250	5,046
Derivative market value adjustments, net	(788)	(3,866)	(13,165)	(10,978)	(3,668)
Total other income (expense), net	342,507	461,177	266,368	1,119,464	843,546
Cost of services and expenses:
Loan servicing contract fulfillment and acquisition costs	2,021	1,845	196	5,500	392
Cost to provide education technology services and payments	50,363	39,844	45,273	138,254	134,106
Cost to provide solar construction services	7,607	14,050	26,815	29,485	49,115
Total cost of services	59,991	55,739	72,284	173,239	183,613
Salaries and benefits	144,778	134,699	146,192	417,700	429,701
Depreciation and amortization	7,327	7,624	13,661	24,206	45,572
Reinsurance losses and underwriting expenses	19,962	25,662	16,761	67,836	39,066
Other expenses	53,669	51,306	44,685	153,200	138,820
Total operating expenses	225,736	219,291	221,299	662,942	653,159
Impairment expense and provision for beneficial interests	9,145	10,288	29,052	21,024	36,865
Total expenses	294,872	285,318	322,635	857,205	873,637
Income (loss) before income taxes	136,448	237,364	(2,223)	479,953	150,141
Income tax (expense) benefit	(35,773)	(59,510)	282	(120,294)	(37,653)
Net income (loss)	100,675	177,854	(1,941)	359,659	112,488
Net loss attributable to noncontrolling interests	6,009	3,605	4,329	11,044	8,398
Net income attributable to Nelnet, Inc.	$106,684	181,459	2,388	370,703	120,886
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.94	4.97	0.07	10.18	3.29
Weighted average common shares outstanding - basic and diluted	36,316,315	36,485,605	36,430,485	36,426,188	36,703,314

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2025	December 31, 2024	September 30, 2024
Assets:
Loans and accrued interest receivable, net	$10,227,261	9,992,744	10,572,881
Cash, cash equivalents, and investments	2,455,950	2,395,214	2,173,000
Restricted cash	550,371	736,502	679,334
Goodwill and intangible assets, net	189,783	194,357	196,400
Other assets	453,317	458,936	462,513
Total assets	$13,876,682	13,777,753	14,084,128
Liabilities:
Bonds and notes payable	$7,822,531	8,309,797	8,938,446
Bank deposits	1,476,765	1,186,131	1,070,758
Other liabilities	990,691	982,708	864,786
Total liabilities	10,289,987	10,478,636	10,873,990
Equity:
Total Nelnet, Inc. shareholders' equity	3,653,290	3,349,762	3,290,652
Noncontrolling interests	(66,595)	(50,645)	(80,514)
Total equity	3,586,695	3,299,117	3,210,138
Total liabilities and equity	$13,876,682	13,777,753	14,084,128

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology – with many of these businesses serving customers in the education space. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes and manages investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). In the Nelnet Financial Services division, which includes the Asset Generation and Management and Nelnet Bank reportable operating segments, the Company is also actively expanding its private education, consumer, and other loan portfolios.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, are provided below.

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net income attributable to Nelnet, Inc.	$106,684	181,459	2,388	370,703	120,886
Realized and unrealized derivative market value adjustments (a)	788	3,866	13,165	10,978	3,668
Tax effect (b)	(189)	(928)	(3,160)	(2,635)	(880)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$107,283	184,397	12,393	379,046	123,674
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.94	4.97	0.07	10.18	3.29
Realized and unrealized derivative market value adjustments (a)	0.02	0.11	0.36	0.30	0.10
Tax effect (b)	(0.01)	(0.03)	(0.09)	(0.07)	(0.02)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$2.95	5.05	0.34	10.41	3.37
(a) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria are met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the majority of the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value for the derivative instruments that do not qualify for hedge accounting is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will generally equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management and represents what earnings would have been had these derivatives qualified for hedge accounting. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2024 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary (Whitetail Rock Capital Management LLC or "WRCM"), property and casualty reinsurance activities, investment activities in real estate, and investments in investment debt securities (primarily student loan and other asset-backed securities).
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions, certain investment activities including its investment in ALLO, early-stage and emerging growth companies (venture capital investments), solar tax equity investments, the operating results of the Company's solar engineering, procurement, and construction business, and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.
The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments.

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
NDS	$46,270	19,959	(4,549)	84,741	13,686
NBS	24,957	23,542	26,813	95,963	100,046
Nelnet Financial Services division:
AGM	36,621	27,393	(16,346)	93,848	41,710
Nelnet Bank	6,088	(465)	(4,758)	7,573	(7,330)
WRCM	1,933	1,413	1,276	4,726	4,033
Nelnet Insurance Services	4,061	(31)	944	7,268	7,925
Real estate investments	1,513	108	1,865	(429)	(2,223)
Investment securities	12,936	8,601	9,953	29,031	34,590
Corporate:
Unallocated corporate costs	(9,909)	(11,923)	(10,287)	(31,819)	(29,389)
Solar tax equity investments	(15,497)	(1,892)	(8,509)	(16,184)	(8,775)
Nelnet Renewable Energy - solar construction	(6,025)	(17,601)	(10,125)	(30,201)	(18,913)
ALLO investment	1,137	185,236	6,606	194,789	1,953
Venture capital investments	33,520	1,340	2,136	39,080	4,848
Other corporate activities	(1,268)	1,586	2,756	1,263	7,981
Eliminations/reclassifications	112	96	—	304	—
Net income before taxes	136,448	237,364	(2,223)	479,953	150,141
Income tax (expense) benefit	(35,773)	(59,510)	282	(120,294)	(37,653)
Net loss attributable to noncontrolling interests	6,009	3,605	4,329	11,044	8,398
Net income	$106,684	181,459	2,388	370,703	120,886

2025 Operating Highlights
Certain transactions have impacted the Company's operating results in 2025. These transactions are summarized below.
Partial Redemption of ALLO Investment
Nelnet had both voting and preferred membership interest investments in ALLO. On June 4, 2025, Nelnet redeemed a portion of its voting membership interests in ALLO and all its outstanding preferred membership interests, including the preferred return accrued on such membership interests through June 3, 2025. The Company received cash proceeds of $410.9 million from ALLO and recognized a pre-tax gain of $175.0 million as a result of this transaction.
Government Servicing Contract
Upon reaching a final agreement with the Department, the Company's Loan Servicing and Systems operating segment (NDS) recognized $32.9 million of non-recurring revenue in the third quarter 2025 on a contract modification for services previously performed.
Sale of Consumer Loans - Reversal of Allowance
During the third quarter of 2025, the Company's AGM operating segment sold $203.3 million of consumer loans to an unrelated third party who securitized such loans. As partial consideration received for the loans sold, the Company received a residual interest in the loan securitization that is included in "other investments and notes receivable, net" on the Company's consolidated balance sheet. Once a loan is classified as held for sale, any allowance for loan losses that existed immediately prior to the reclassification to held for sale is reversed. During the third quarter of 2025, the Company reduced its allowance (and recognized negative provision expense) of $28.9 million (that increased income) related to this loan sale.
Venture Capital Investment
The Company has an investment in an unaffiliated third-party technology company (the “Investee”). On August 11, 2025, the Investee completed an additional equity raise and accepted tender offers to redeem existing equity holders with a portion of the proceeds. The Company redeemed a portion of its investment and received cash proceeds of $10.1 million and recognized a pre-tax gain of $7.8 million. The Company accounts for its investment in the Investee using the measurement alternative method, which requires it to adjust its carrying value of the investment for changes resulting from observable market transactions. As a result of the Investee’s equity raise, the Company recognized a pre-tax gain of $22.4 million during the third quarter of 2025 to adjust its carrying value of its remaining investment in the Investee to reflect the August 2025 transaction value.
Recent Developments
Canadian Student Loan Servicing Acquisition
On October 23, 2025, the Company announced that it entered into a definitive and binding purchase agreement with DH Corporation, a wholly owned subsidiary of Finastra Holdings Limited (“Finastra”), pursuant to which Nelnet Canada, Inc., a wholly owned subsidiary of the Company, will acquire Finastra’s Canadian student loan servicing business for a purchase price of approximately $93 million in cash. The transaction is expected to close in the first calendar quarter of 2026, subject to customary closing conditions.
Finastra’s Canadian student loan servicing business is the leading provider of student loan servicing solutions to governments and financial institutions in Canada providing technology enabled managed services across the loan lifecycle. The business currently services loans for 2.4 million borrowers on proprietary technology platforms. The operating results of this acquisition will be included in the Loan Servicing and Systems reportable operating segment following the closing of the transaction.
Nelnet Foundation
The Nelnet Foundation was established to help the Company fulfill its core value of giving back to the communities where we live and work. Historically, the Company has contributed annually to the Foundation to support this mission. Due to recent tax law changes and strong operating performance in 2025, the Company’s Board of Directors has approved a contribution of up to $35 million to the Foundation. The Company expects this amount will cover its 2025 annual contribution as well as contributions for the foreseeable future. The full contribution will be expensed in the fourth quarter of 2025.

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements:

	Three months ended September 30, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	145,984	16,733	162,717	—	—	—	162,717
Investment interest	531	8,564	12,051	14,849	35,995	14,985	3,134	(10,872)	43,241
Total interest income	531	8,564	158,035	31,582	198,712	14,985	3,134	(10,872)	205,958
Interest expense	—	—	113,350	16,179	129,529	1,359	692	(10,872)	120,708
Net interest income	531	8,564	44,685	15,403	69,183	13,626	2,442	—	85,250
Less (negative provision) provision for loan losses	—	—	(7,374)	3,811	(3,563)	—	—	—	(3,563)
Net interest income after provision for loan losses	531	8,564	52,059	11,592	72,746	13,626	2,442	—	88,813
Other income (expense):
LSS revenue	151,052	—	—	—	151,052	—	—	—	151,052
ETSP revenue	—	129,321	—	—	129,321	—	—	—	129,321
Intersegment revenue	5,313	70	—	—	5,383	—	—	(5,383)	—
Reinsurance premiums earned	—	—	—	—	—	23,165	—	—	23,165
Solar construction revenue	—	—	—	—	—	—	5,738	—	5,738
Other, net	105	—	195	1,308	1,608	5,674	28,336	112	35,730
Loss on sale of loans, net	—	—	(2,472)	—	(2,472)	—	—	—	(2,472)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	594	167	761	—	—	—	761
Derivative market value adjustments, net	—	—	(461)	(327)	(788)	—	—	—	(788)
Total other income (expense), net	156,470	129,391	(2,144)	1,148	284,865	28,839	34,074	(5,271)	342,507
Cost of services and expenses:
Total cost of services	2,021	50,363	—	—	52,384	—	7,607	—	59,991
Salaries and benefits	70,126	43,029	1,971	2,817	117,943	668	26,193	(26)	144,778
Depreciation and amortization	1,725	2,504	—	355	4,584	—	2,743	—	7,327
Reinsurance losses and underwriting expenses	—	—	—	—	—	19,962	—	—	19,962
Postage expense	8,735				8,735			(8,735)	—
Servicing fees			6,687	838	7,525			(7,525)	—
Other expenses	10,862	9,537	1,243	1,916	23,558	1,103	17,901	11,107	53,669
Intersegment expenses, net	17,262	6,420	1,248	726	25,656	289	(25,741)	(204)	—
Total operating expenses	108,710	61,490	11,149	6,652	188,001	22,022	21,096	(5,383)	225,736
Impairment expense and provision for beneficial interests	—	1,145	2,145	—	3,290	—	5,855	—	9,145
Total expenses	110,731	112,998	13,294	6,652	243,675	22,022	34,558	(5,383)	294,872
Income (loss) before income taxes	46,270	24,957	36,621	6,088	113,936	20,443	1,958	112	136,448
Income tax (expense) benefit	(11,105)	(5,990)	(8,783)	(1,483)	(27,361)	(4,866)	(3,547)	—	(35,773)
Net income (loss)	35,165	18,967	27,838	4,605	86,575	15,577	(1,589)	112	100,675
Net (income) loss attributable to noncontrolling interests	—	—	(27)	—	(27)	(169)	6,317	(112)	6,009
Net income (loss) attributable to Nelnet, Inc.	$35,165	18,967	27,811	4,605	86,548	15,408	4,728	—	106,684

	Three months ended June 30, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	157,300	14,804	172,104	—	—	—	172,104
Investment interest	624	5,417	12,641	13,934	32,616	8,870	2,661	(3,963)	40,185
Total interest income	624	5,417	169,941	28,738	204,720	8,870	2,661	(3,963)	212,289
Interest expense	—	—	120,066	14,672	134,738	1,428	651	(3,963)	132,854
Net interest income	624	5,417	49,875	14,066	69,982	7,442	2,010	—	79,435
Less (negative provision) provision for loan losses	—	—	11,133	6,797	17,930	—	—	—	17,930
Net interest income after provision for loan losses	624	5,417	38,742	7,269	52,052	7,442	2,010	—	61,505
Other income (expense):
LSS revenue	120,724	—	—	—	120,724	—	—	—	120,724
ETSP revenue	—	118,184	—	—	118,184	—	—	—	118,184
Intersegment revenue	5,603	65	—	—	5,668	—	—	(5,668)	—
Reinsurance premiums earned	—	—	—	—	—	26,112	—	—	26,112
Solar construction revenue	—	—	—	—	—	—	1,259	—	1,259
Other, net	113	—	7,507	392	8,012	5,265	9,603	96	22,976
Loss on sale of loans, net	—	—	—	—	—	—	—	—	—
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	175,044	—	175,044
Derivative settlements, net	—	—	581	163	744	—	—	—	744
Derivative market value adjustments, net	—	—	(2,165)	(1,701)	(3,866)	—	—	—	(3,866)
Total other income (expense), net	126,440	118,249	5,923	(1,146)	249,466	31,377	185,906	(5,572)	461,177
Cost of services and expenses:
Total cost of services	1,845	39,844	—	—	41,689	—	14,050	—	55,739
Salaries and benefits	65,549	41,598	1,469	2,791	111,407	539	22,784	(30)	134,699
Depreciation and amortization	1,821	2,505	—	352	4,678	—	2,946	—	7,624
Reinsurance losses and underwriting expenses	—	—	—	—	—	25,662	—	—	25,662
Postage expense	9,551				9,551			(9,551)	—
Servicing fees			7,102	824	7,926			(7,926)	—
Other expenses	11,099	9,904	2,464	1,969	25,436	2,206	11,695	11,969	51,306
Intersegment expenses, net	17,240	6,273	1,260	652	25,425	321	(25,616)	(130)	—
Total operating expenses	105,260	60,280	12,295	6,588	184,423	28,728	11,809	(5,668)	219,291
Impairment expense and provision for beneficial interests	—	—	4,977	—	4,977	—	5,311	—	10,288
Total expenses	107,105	100,124	17,272	6,588	231,089	28,728	31,170	(5,668)	285,318
Income (loss) before income taxes	19,959	23,542	27,393	(465)	70,429	10,091	156,746	96	237,364
Income tax (expense) benefit	(4,790)	(5,650)	(6,569)	101	(16,908)	(2,395)	(40,207)	—	(59,510)
Net income (loss)	15,169	17,892	20,824	(364)	53,521	7,696	116,539	96	177,854
Net (income) loss attributable to noncontrolling interests	—	—	(23)	—	(23)	(114)	3,838	(96)	3,605
Net income (loss) attributable to Nelnet, Inc.	$15,169	17,892	20,801	(364)	53,498	7,582	120,377	—	181,459

	Three months ended September 30, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	180,571	9,639	190,210	—	—	—	190,211
Investment interest	894	9,734	18,970	12,522	42,120	12,415	3,105	(7,368)	50,272
Total interest income	894	9,734	199,541	22,161	232,330	12,415	3,105	(7,368)	240,483
Interest expense	—	—	161,142	11,606	172,748	2,245	704	(7,368)	168,328
Net interest income	894	9,734	38,399	10,555	59,582	10,170	2,401	—	72,155
Less (negative provision) provision for loan losses	—	—	11,968	6,143	18,111	—	—	—	18,111
Net interest income after provision for loan losses	894	9,734	26,431	4,412	41,471	10,170	2,401	—	54,044
Other income (expense):
LSS revenue	108,175	—	—	—	108,175	—	—	—	108,175
ETSP revenue	—	118,179	—	—	118,179	—	—	—	118,179
Intersegment revenue	5,428	60	—	—	5,488	—	—	(5,488)	—
Reinsurance premiums earned	—	—	—	—	—	16,619	—	—	16,619
Solar construction revenue	—	—	—	—	—	—	19,321	—	19,321
Other, net	690	—	4,918	841	6,449	5,751	3,506	—	15,706
Loss on sale of loans, net	—	—	(107)	—	(107)	—	—	—	(107)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	1,359	281	1,640	—	—	—	1,640
Derivative market value adjustments, net	—	—	(9,518)	(3,647)	(13,165)	—	—	—	(13,165)
Total other income (expense), net	114,293	118,239	(3,348)	(2,525)	226,659	22,370	22,827	(5,488)	266,368
Cost of services and expenses:
Total cost of services	196	45,273	—	—	45,469	—	26,815	—	72,284
Salaries and benefits	76,820	41,053	1,220	2,973	122,066	398	23,852	(124)	146,192
Depreciation and amortization	4,854	2,616	—	343	7,813	—	5,848	—	13,661
Reinsurance losses and underwriting expenses	—	—	—	—	—	16,761	—	—	16,761
Postage expense	8,467				8,467			(8,467)	—
Servicing fees			7,011	285	7,296			(7,296)	—
Other expenses	11,000	7,614	970	2,463	22,047	1,143	11,116	10,379	44,685
Intersegment expenses, net	18,399	4,604	1,276	581	24,860	200	(25,080)	20	—
Total operating expenses	119,540	55,887	10,477	6,645	192,549	18,502	15,736	(5,488)	221,299
Impairment expense and provision for beneficial interests	—	—	28,952	—	28,952	—	100	—	29,052
Total expenses	119,736	101,160	39,429	6,645	266,970	18,502	42,651	(5,488)	322,635
Income (loss) before income taxes	(4,549)	26,813	(16,346)	(4,758)	1,160	14,038	(17,423)	—	(2,223)
Income tax (expense) benefit	1,092	(6,450)	3,923	1,143	(292)	(3,341)	3,915	—	282
Net income (loss)	(3,457)	20,363	(12,423)	(3,615)	868	10,697	(13,508)	—	(1,941)
Net (income) loss attributable to noncontrolling interests	—	54	—	—	54	(117)	4,392	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$(3,457)	20,417	(12,423)	(3,615)	922	10,580	(9,116)	—	2,388

	Nine months ended September 30, 2025
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	457,752	43,508	501,260	—	—	—	501,260
Investment interest	1,875	20,921	37,462	41,278	101,536	32,676	8,107	(17,504)	124,815
Total interest income	1,875	20,921	495,214	84,786	602,796	32,676	8,107	(17,504)	626,075
Interest expense	—	—	347,719	42,928	390,647	3,558	1,976	(17,504)	378,677
Net interest income	1,875	20,921	147,495	41,858	212,149	29,118	6,131	—	247,398
Less (negative provision) provision for loan losses	—	—	16,770	12,934	29,704	—	—	—	29,704
Net interest income after provision for loan losses	1,875	20,921	130,725	28,924	182,445	29,118	6,131	—	217,694
Other income (expense):
LSS revenue	392,517	—	—	—	392,517	—	—	—	392,517
ETSP revenue	—	394,836	—	—	394,836	—	—	—	394,836
Intersegment revenue	16,600	198	—	—	16,798	—	—	(16,798)	—
Reinsurance premiums earned	—	—	—	—	—	73,964	—	—	73,964
Solar construction revenue	—	—	—	—	—	—	10,992	—	10,992
Other, net	331	—	11,697	1,842	13,870	12,050	56,176	304	82,401
Loss on sale of loans, net	—	—	(1,562)	—	(1,562)	—	—	—	(1,562)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	175,044	—	175,044
Derivative settlements, net	—	—	1,756	494	2,250	—	—	—	2,250
Derivative market value adjustments, net	—	—	(6,422)	(4,556)	(10,978)	—	—	—	(10,978)
Total other income (expense), net	409,448	395,034	5,469	(2,220)	807,731	86,014	242,212	(16,494)	1,119,464
Cost of services and expenses:
Total cost of services	5,500	138,254	—	—	143,754	—	29,485	—	173,239
Salaries and benefits	205,249	126,368	4,661	8,424	344,702	1,685	71,472	(160)	417,700
Depreciation and amortization	6,199	7,439	—	1,046	14,684	—	9,522	—	24,206
Reinsurance losses and underwriting expenses	—	—	—	—	—	67,836	—	—	67,836
Postage expense	25,861				25,861			(25,861)	—
Servicing fees			20,700	2,329	23,029			(23,029)	—
Other expenses	32,793	28,489	4,595	5,243	71,120	4,080	45,183	32,817	153,200
Intersegment expenses, net	50,980	18,297	3,758	2,089	75,124	854	(75,413)	(565)	—
Total operating expenses	321,082	180,593	33,714	19,131	554,520	74,455	50,764	(16,798)	662,942
Impairment expense and provision for beneficial interests	—	1,145	8,632	—	9,777	81	11,166	—	21,024
Total expenses	326,582	319,992	42,346	19,131	708,051	74,536	91,415	(16,798)	857,205
Income (loss) before income taxes	84,741	95,963	93,848	7,573	282,125	40,596	156,928	304	479,953
Income tax (expense) benefit	(20,338)	(23,042)	(22,508)	(1,816)	(67,704)	(9,645)	(42,945)	—	(120,294)
Net income (loss)	64,403	72,921	71,340	5,757	214,421	30,951	113,983	304	359,659
Net (income) loss attributable to noncontrolling interests	—	45	(67)	—	(22)	(407)	11,777	(304)	11,044
Net income (loss) attributable to Nelnet, Inc.	$64,403	72,966	71,273	5,757	214,399	30,544	125,760	—	370,703

	Nine months ended September 30, 2024
	Reportable Segments					Reconciling Items
	Loan Servicing and Systems (LSS)	Education Technology Services and Payments (ETSP)	Asset Generation and Management	Nelnet Bank	Total Reportable Segments	NFS Other Operating Segments	Corporate and Other Activities	Eliminations/ Reclassifications	Total
Interest income:
Loan interest	$—	—	583,907	25,157	609,064	—	—	—	609,064
Investment interest	4,046	23,315	54,513	33,301	115,175	43,910	9,566	(25,565)	143,086
Total interest income	4,046	23,315	638,420	58,458	724,239	43,910	9,566	(25,565)	752,150
Interest expense	—	—	523,678	31,872	555,550	7,268	2,114	(25,565)	539,367
Net interest income	4,046	23,315	114,742	26,586	168,689	36,642	7,452	—	212,783
Less (negative provision) provision for loan losses	—	—	14,199	18,352	32,551	—	—	—	32,551
Net interest income after provision for loan losses	4,046	23,315	100,543	8,234	136,138	36,642	7,452	—	180,232
Other income (expense):
LSS revenue	344,428	—	—	—	344,428	—	—	—	344,428
ETSP revenue	—	378,627	—	—	378,627	—	—	—	378,627
Intersegment revenue	18,419	166	—	—	18,585	—	—	(18,585)	—
Reinsurance premiums earned	—	—	—	—	—	44,250	—	—	44,250
Solar construction revenue	—	—	—	—	—	—	42,741	—	42,741
Other, net	2,085	—	11,239	1,991	15,315	6,763	11,730	—	33,807
Loss on sale of loans, net	—	—	(1,685)	—	(1,685)	—	—	—	(1,685)
Gain on partial redemption of ALLO investment	—	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	4,356	690	5,046	—	—	—	5,046
Derivative market value adjustments, net	—	—	(2,875)	(793)	(3,668)	—	—	—	(3,668)
Total other income (expense), net	364,932	378,793	11,035	1,888	756,648	51,013	54,471	(18,585)	843,546
Cost of services and expenses:
Total cost of services	392	134,106	—	—	134,498	—	49,115	—	183,613
Salaries and benefits	224,172	121,956	3,529	8,491	358,148	1,129	72,159	(1,735)	429,701
Depreciation and amortization	15,304	8,012	—	944	24,260	—	21,312	—	45,572
Reinsurance losses and underwriting expenses	—	—	—	—	—	39,066	—	—	39,066
Postage expense	28,350				28,350			(28,350)	—
Servicing fees			24,503	711	25,214			(25,214)	—
Other expenses	31,119	23,772	3,217	5,577	63,685	2,470	37,359	35,306	138,820
Intersegment expenses, net	55,955	14,216	3,756	1,729	75,656	665	(77,729)	1,408	—
Total operating expenses	354,900	167,956	35,005	17,452	575,313	43,330	53,101	(18,585)	653,159
Impairment expense and provision for beneficial interests	—	—	34,863	—	34,863	—	2,002	—	36,865
Total expenses	355,292	302,062	69,868	17,452	744,674	43,330	104,218	(18,585)	873,637
Income (loss) before income taxes	13,686	100,046	41,710	(7,330)	148,112	44,325	(42,295)	—	150,141
Income tax (expense) benefit	(3,284)	(24,035)	(10,010)	1,800	(35,529)	(10,550)	8,426	—	(37,653)
Net income (loss)	10,402	76,011	31,700	(5,530)	112,583	33,775	(33,869)	—	112,488
Net (income) loss attributable to noncontrolling interests	—	101	—	—	101	(366)	8,663	—	8,398
Net income (loss) attributable to Nelnet, Inc.	$10,402	76,112	31,700	(5,530)	112,684	33,409	(25,206)	—	120,886

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Government loan servicing (a)	$112,798	85,737	85,215	285,896	277,705
Private education and consumer loan servicing	24,293	22,733	13,057	69,721	38,634
FFELP loan servicing	2,035	2,241	2,945	6,909	9,570
Software services	10,584	9,452	5,197	27,027	14,617
Outsourced services	1,342	561	1,761	2,964	3,902
Loan servicing and systems revenue	$151,052	120,724	108,175	392,517	344,428
(a)    Upon reaching a final agreement with the Department, the Company recognized $32.9 million of non-recurring revenue during the third quarter of 2025 on a contract modification for services previously performed.
Loan Servicing Volumes

	As of
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Servicing volume (dollars in millions):
Government	$458,679	465,689	482,786	489,877	492,142	489,298	495,409	494,691
FFELP	11,982	12,386	12,826	13,260	13,745	14,576	15,783	17,462
Private and consumer	38,060	38,018	46,728	29,226	20,666	19,876	21,015	20,493
Total	$508,721	516,093	542,340	532,363	526,553	523,750	532,207	532,646

Number of servicing borrowers:
Government	12,387,665	12,694,386	13,453,127	14,049,550	14,114,468	14,096,152	14,328,013	14,503,057
FFELP	482,696	502,205	524,421	549,861	574,979	610,745	656,814	725,866
Private and consumer	1,325,037	1,326,451	1,350,999	1,168,293	851,747	829,072	882,256	894,703
Total	14,195,398	14,523,042	15,328,547	15,767,704	15,541,194	15,535,969	15,867,083	16,123,626

Number of remote hosted borrowers:	2,839,493	2,056,358	1,427,800	842,200	662,075	133,681	65,295	70,580
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Tuition payment plan services	$32,971	36,013	31,659	109,057	104,702
Payment processing	59,484	37,515	55,813	148,535	137,926
Education technology services	36,323	44,481	30,080	136,499	133,306
Other	543	175	627	745	2,693
Education technology services and payments revenue	$129,321	118,184	118,179	394,836	378,627
This segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Investment activity, net	$42,317	8,852	8,529	56,216	7,447
Administration/sponsor fee income	2,267	1,293	1,420	4,978	4,448
Investment advisory services (WRCM)	2,010	1,504	1,394	4,987	4,427
Borrower late fee income	1,817	1,642	1,741	5,046	7,460
ALLO preferred return	—	5,985	4,783	14,400	11,353
Loss from ALLO voting membership interest investment	—	—	—	—	(10,693)
Loss from solar investments, net (a)	(10,884)	(1,502)	(11,238)	(11,930)	(11,068)
(Loss) gain on debt repurchases	(8,304)	388	7	(7,865)	(2)
Other	6,507	4,814	9,070	16,569	20,435
Other, net	$35,730	22,976	15,706	82,401	33,807
(a)    The Company accounts for its solar investments using the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment and gains recognized at the end of the contractual agreement (typically five years). The following table presents (i) the Company's recognized HLBV losses and gains recognized from sales of certain investments, which include losses and gains attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net losses and gains attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the recognized pre-tax net loss or gain attributable to the Company:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Losses from HLBV accounting (gross)	$(10,884)	(6,463)	(11,238)	(19,963)	(15,276)
Gains from sales (gross)	—	4,961	—	8,033	4,208
Losses from solar investments, net	(10,884)	(1,502)	(11,238)	(11,930)	(11,068)
Less: losses attributable to noncontrolling members, net	(5,659)	(3,159)	(3,936)	(9,863)	(5,568)
Net (loss) gain attributable to the Company	$(5,225)	1,657	(7,302)	(2,067)	(5,500)
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income related to derivative instruments that do not qualify for hedge accounting:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Basis swaps	$156	154	159	463	773
Interest rate swaps - floor income hedges	438	427	1,200	1,293	3,583
Interest rate swaps - intercompany deposits	167	163	281	494	690
Total derivative settlements - income	$761	744	1,640	2,250	5,046

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	September 30, 2025	December 31, 2024	September 30, 2024
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$1,889,476	2,108,960	2,202,590
Consolidation	5,970,781	6,279,604	6,868,152
Total	7,860,257	8,388,564	9,070,742
Private education loans	147,737	221,744	234,295
Consumer loans and other financing receivables (a)	840,739	345,560	244,552
Non-Nelnet Bank loans	8,848,733	8,955,868	9,549,589
Nelnet Bank:
Federally insured loans:
Stafford and other	24,745	—	—
Consolidation	154,203	—	—
Total	178,948	—	—
Private education loans	529,396	482,445	352,654
Consumer and other loans	266,539	162,152	207,218
Nelnet Bank loans	974,883	644,597	559,872
Accrued interest receivable	558,912	549,283	600,097
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(47,735)	(42,114)	(34,535)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(43,535)	(49,091)	(50,834)
Private education loans	(7,103)	(11,130)	(11,744)
Consumer loans and other financing receivables	(33,147)	(38,468)	(22,380)
Non-Nelnet Bank allowance for loan losses	(83,785)	(98,689)	(84,958)
Nelnet Bank:
Federally insured loans	(707)	—	—
Private education loans	(11,732)	(10,086)	(3,670)
Consumer and other loans	(11,308)	(6,115)	(13,514)
Nelnet Bank allowance for loan losses	(23,747)	(16,201)	(17,184)
	$10,227,261	9,992,744	10,572,881
(a)    In the third quarter of 2025, the Company began to purchase Pay Later receivables via a forward flow agreement from an unrelated third party. As of September 30, 2025, the balance of Pay Later receivables was $548.3 million and these loans are included in the "consumer loans and other financing receivables" in the above table. Pay Later receivables enable consumers to purchase goods or services at the time of the transaction and split their purchase into installment payments. The Company purchases Pay Later receivables at a discount, and accretes the discount into interest income over the estimated life of the receivable.
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "other investments and notes receivable, net" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of September 30, 2025, the Company’s ownership correlates to approximately $1.75 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Investment interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment interest" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.

The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios:

	As of	As of	As of
	September 30, 2025	December 31, 2024	September 30, 2024
Non-Nelnet Bank:
Federally insured loans (a)	0.55%	0.59%	0.56%
Private education loans	4.81%	5.02%	5.01%
Consumer loans and other financing receivables (b)	3.94%	11.13%	9.15%
Nelnet Bank:
Federally insured loans (a)	0.40%	—	—
Private education loans	2.22%	2.09%	1.04%
Consumer and other loans	4.24%	3.77%	6.52%
(a)    The allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for Non-Nelnet Bank was 19.4%, 20.6%, and 20.7% as of September 30, 2025, December 31, 2024, and September 30, 2024, respectively, and for Nelnet Bank was 17.4% as of September 30, 2025.
(b)    In the third quarter of 2025, the Company began to purchase Pay Later receivables that have lower allowance rates.
Loan Spread Analysis - Non-Nelnet Bank
The following table analyzes the loan spread on AGM’s (Non-Nelnet Bank) portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Variable loan yield, gross	6.89%	7.77%	8.16%	7.37%	8.10%
Consolidation rebate fees	(0.83)	(0.82)	(0.80)	(0.82)	(0.80)
Discount accretion, net of premium and deferred origination costs amortization	0.50	(0.15)	(0.02)	0.07	0.04
Variable loan yield, net	6.56	6.80	7.34	6.62	7.34
Loan cost of funds - interest expense (a)	(5.34)	(5.60)	(6.44)	(5.45)	(6.48)
Loan cost of funds - derivative settlements (b) (c)	0.01	0.01	0.01	0.01	0.01
Variable loan spread	1.23	1.21	0.91	1.18	0.87
Fixed-rate floor income, gross	0.05	0.04	0.01	0.05	0.01
Fixed-rate floor income - derivative settlements (b) (d)	0.02	0.02	0.05	0.02	0.04
Fixed-rate floor income, net of settlements on derivatives	0.07	0.06	0.06	0.07	0.05
Core loan spread	1.30%	1.27%	0.97%	1.25%	0.92%

Average balance of AGM's loans	$8,774,923	9,215,579	9,792,095	9,178,273	10,612,686
Average balance of AGM's debt outstanding	7,775,269	8,439,800	9,296,236	8,219,778	10,280,527
(a)    The Company recognized $5.6 million in non-cash interest expense during the third quarter of 2024 as a result of writing off the remaining unamortized debt discount related to the redemption of certain asset-backed debt securities prior to their maturity. This non-cash expense was excluded from the respective periods in the table above.
(b)    Derivative settlements represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.

A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows:

	Three months ended			Nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Core loan spread	1.30%	1.27%	0.97%	1.25%	0.92%
Derivative settlements (basis swaps)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Derivative settlements (fixed-rate floor income)	(0.02)	(0.02)	(0.05)	(0.02)	(0.04)
Loan spread	1.27%	1.24%	0.91%	1.22%	0.87%

(c)    Derivative settlements consist of net settlements received related to the Company’s basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.